                                                                     Exhibit 5.1

                          FLEISCHMAN AND WALSH, L.L.P.
                          1400 Sixteenth Street, N.W.
                             Washington, D.C. 20036

                                                               September 9, 1999

Southern Union Company 504 Lavaca Street Suite 800 Austin, Texas 78701

Gentlemen:

   Southern Union Company, a Delaware corporation ("Southern Union"), has filed a Registration Statement on Form S-4 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of common stock of Southern Union, par value $1.00 per share ("Common Stock"), to be issued in connection with the transactions contemplated in the Agreement of Merger ("Merger Agreement"), dated as of June 7, 1999, by and between Southern Union and Pennsylvania Enterprises, Inc., a Pennsylvania corporation ("PEI"). Pursuant to the Merger Agreement, PEI will merge with and into Southern Union, with Southern Union being the surviving corporation.

   As counsel to Southern Union, we have examined the following documents, corporate records and matters of law:

     (i) Southern Union's Restated Certificate of Incorporation;

     (ii) Amendment to Southern Union's Restated Certificate of Incorporation ("Charter Amendment") expected to be adopted at the time the transactions described in the Merger Agreement are to be approved by Southern Union's stockholders;

     (iii) Southern Union's Bylaws;

     (iv) Resolutions adopted by Southern Union's Board of Directors on June 4, 1999, as of August 9, 1999 and as of August 26, 1999;

     (v) The Registration Statement and exhibits thereto; and

     (vi) Such other documents, corporate records and matters of law as we have considered necessary for the purpose of rendering this opinion.

   In our examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant to the transactions contemplated by the Merger Agreement other than Southern Union, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of Southern Union, and others.


                                     EX5--1

   Assuming the Charter Amendment is adopted by Southern Union's stockholders at the time they approve the transactions described in the Merger Agreement, based on the foregoing and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock to be registered under the Registration Statement, or any portion thereof, when issued in accordance with the Merger Agreement, including any amendments thereto, and as described in the Registration Statement, will be validly issued, fully paid and nonassessable and will not be subject to preemptive or other rights to subscribe for or purchase Common Stock.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

   Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of Southern Union, and that he and certain other attorneys with Fleischman and Walsh, L.L.P. have a beneficial interest in shares of Common Stock. Questions with respect to this opinion should be directed to Stephen A. Bouchard, a partner with this firm.

                                          Sincerely,

                                          /s/ Fleischman and Walsh, L.L.P.

                                     EX5--2